                                 Exhibit (p)(1)

      One Group Mutual Funds and One Group Investment Trust Code of Ethics

                           ONE GROUP(R) MUTUAL FUNDS

                                      AND

                         ONE GROUP(R) INVESTMENT TRUST

                                 CODE OF ETHICS
                                 --------------

A.   LEGAL REQUIREMENTS.
     ------------------

                  Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee (as well as other access persons) of One Group(R) Mutual Funds and/or One Group(R) Investment Trust (each referred individually and collectively as the "Trust"), in connection with purchase or sale(3) by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

                  (1) To employ any device, scheme or artifice to defraud the Trust or a Fund;

                  (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

                  (4) To engage in any manipulative practice with respect to the Trust or a Fund.

                  A security is "held or to be acquired" if it is a covered security(4) (or an option for or exchangeable for a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.


------------------------------


         (3) A purchase or sale includes the writing of an option to purchase or sell.

         (4) A "covered security" is any security under the broad definition of
Section 2(a)(36) of the Act except: (i) direct obligations of the United States,
(ii) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies.

B.  TRUST POLICIES.
    --------------

         1. It is the policy of the Trust that no "access person"(5) of the Trust or of a Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

         2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

                  (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

                  (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

                  (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.


---------------------------------

         (5) An "access person" is (i) each trustee or officer of the Trust,
(ii) each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities.

C.   REPORTING REQUIREMENTS.(6)
     ----------------------

                  In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

                  (a) Each person becoming an access person of the Trust or of a Fund on or after March 1, 2000, other than a trustee who is not an "interested person" of the Trust (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holdings Report") to the Trust's President or President's delegate showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership.(7) Such Initial Holdings Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.





-------------------------------------

         (6) An access person of the Trust who is also an access person of the Trust's principal underwriter, administrator, investment adviser, or sub-adviser may submit reports required by this Section on forms prescribed by the Code of Ethics of such principal underwriter, investment adviser, or sub-adviser PROVIDED that such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1). Moreover, in the case of reports under paragraph (b) of this Section C, any access person may supply to the Trust in lieu of such reports with duplicate copies of broker trade confirmations or account statements with respect to the access person PROVIDED such confirmations and/or account statements are: (i) received by the Trust within the time period and (ii) contain all the information required by paragraph (b) of Section C. No Trustee is required to file a report if the sole purpose for doing so would be to indicate the absence of reportable transactions in covered securities during the relevant period.

         (7) "Beneficial ownership" of a security as used in this Section C is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities. Generally, a person should consider himself the beneficial owner of covered securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such covered securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

                  (b) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" of the Trust (as defined in the Act), shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Trust's President or President's delegate showing all transactions in "covered securities" in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

                  (c) Each trustee who is not an "interested person" of the Trust (as defined in the Act) shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or the Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction.

                  (d) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall by January 10 of each year submit to the Trust's President or President's delegate a report in the form attached hereto as Exhibit A (an "Annual Holdings Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 30 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D.  PRECLEARANCE PROCEDURES.
    -----------------------

                  Investment personnel of the Trust or a Fund shall obtain approval from the President of the Trust or his or her delegate before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(8)


---------------------------------------

         (8) "Investment personnel of the Trust or a Fund" means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. "initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

E.  NOTICE TO, AND REVIEW OF, HOLDINGS REPORTS BY ACCESS PERSONS.
    ------------------------------------------------------------

                  1. The President of the Trust or his or her delegate shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

                  2. The President of the Trust or his or her delegate shall review reports submitted under Section C of this Code within 21 days of submission.

                  3. The President of the Trust or his or her delegate shall establish and maintain records of access persons of the Trust who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

F.  REPORTS TO TRUSTEES.
    -------------------

                  1. The President of the Trust or his or her delegate shall report to the Board of Trustees:

                  (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, the Trust, a Fund, or the respective investment adviser or sub-adviser for the Trust or a Fund, was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;

                  (b) with respect to any transaction or holdings not required to be reported to the Board by the operation of subparagraph (a) that the President of the Trust or his or her delegate believes nonetheless may evidence a violation of this Code; and

                  (c) any apparent violation of the reporting requirements of Section C of this Code.

                  2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G.  APPROVAL OF CODES AND MATERIAL AMENDMENTS THERETO.
    -------------------------------------------------

                  1. The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Trust, of any principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund. All such approvals of entities serving the Trust as of January 20, 2000 shall occur prior to September 1, 2000. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed subsequent to January 20, 2000 unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of any principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.

                  2. In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.  ANNUAL REPORT

                  The Trust, any principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:

         1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

         2. certifies that the Fund, principal underwriter, or investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

                  This Code, a copy of each Securities Transaction and Holdings Report by an access person, any written report hereunder by the President of the Trust or his or her delegate, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.

As Amended:   February 16, 2000 (One Group(R)Investment Trust) and
                   February 17, 2000 (One Group(R)Mutual Funds)


                                             The Board of Trustees

                                             One Group(R) Mutual Funds
                                             One Group(R) Investment Trust

                                                                      Exhibit A
                            ONE GROUP(R) MUTUAL FUNDS
                                       AND
                          ONE GROUP(R) INVESTMENT TRUST

                                 Holdings Report

         [ ]      Initial Holdings Report of ___________, 200__
                  (date a reporting person became an access person)

         [ ] Annual Holdings Report as of ____________, 200__ (date not more than 30 days prior to submission)

I. To the President or President's delegate of One Group(R)"Mutual Funds and One Group(R)Investment Trust:

         [ ] As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

                                                             Principal
                                    Number                   Amount of
         Title                      of Shares                Security
-------------------------------------------------------------------------------


         [ ]        I have no covered securities to report.

II. As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s) (note: list accounts, not securities)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         [ ]        I have no accounts to report.

         This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:_________________               Signature:________________________

                                                                      Exhibit B
                            ONE GROUP(R) MUTUAL FUNDS
                                       AND
                          ONE GROUP(R) INVESTMENT TRUST

                          Securities Transaction Report

                     For the Calendar Quarter Ended: , 200__
                                                                    -----------

To the President or President's delegate of the One Group(R) Mutual Funds and One Group(R) Investment Trust:

I. [ ] During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

Title of                                                                                           Broker/
Security (and                                                                                      Dealer
interest rate                    No. of Shares and            Nature of          Price at          or Bank
and maturity                     Principal Dollar             Transaction        Which             Through
date, if        Date of          Amount of                    (Purchase,         Transaction       Whom
applicable)     Transaction      Transaction (Price)          Sale, Other)       Effected          Effected




         [ ]      I have no securities transactions to report.

II.      [ ]      During the quarter referred to above, I established the
                  following account in which securities were held for my direct or indirect benefit during the quarter (note: list accounts, not securities):

Broker/Dealer or
Bank With Whom                                                Date the Account
Account Established                                           Was Established
-----------------------------------------------------------------------------

         [ ]      I have no accounts to report.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:_________________               Signature:________________________



                                      212